ROBERTS & HENRY
                                504 TALBOT STREET
                                  P.O. BOX 1138
                             ST. MICHAELS, MD 21663


                            CONSENT OF LEGAL COUNSEL

Copley Fund, Inc.
245 Sunrise Avenue
Palm Beach, FL 33480

   We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus, Part I to be filed as Post-Effective Amendments No. 26 to Registration Statements No. 2-61740 which you are filing with the Securities and Exchange Commission, Washington, D.C. under the Securities Act of 1933, as amended.

                                         Roberts & Henry


                                         By: /s/ Thomas C. Henry
                                              Thomas C. Henry, Esq.

St. Michaels, MD
January 14, 2000